U.S. SECURITIES AND EXCHANGE COMMISSION<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT November 21, 2007
(DATE OF EARLIEST EVENT REPORTED):

COMMISSION FILE NUMBER: 0-50834

APOLLO DRILLING, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

73-1668122
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

3001 Knox Street, Suite 403, Dallas, Texas 75205
(214) 389-9800
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On November 21, 2007, the Board of Directors of the Apollo Drilling, Inc. (the “Company”) determined a new strategy for the Company and a related series of planned changes.

The Company’s parent, Apollo Resources, Inc., is in the process of conveying its 1,500 mile system of out of service pipelines throughout northeastern Oklahoma into the Company in exchange for a promissory note.  The pipelines extend through areas that have the potential for natural gas development.  The Company plans to utilize these lines in conjunction with a mineral lease acquisition program whereby new natural gas production can be developed in close proximity to the pipelines.  Certain portions of the pipelines can then be brought into service for transportation of the natural gas to wholesale markets.  This strategy would open up previously stranded production potential.

As part of this plan, the Company is in the process of acquiring certain mineral leases in northeastern Oklahoma.  The Company has acquired an initial 40 acres in Creek County, Oklahoma with minimal existing production of oil and natural gas.  The Company is currently re-completing certain wells for enhanced natural gas production and is applying a new gas compression technology in this field for further enhancement.  The Company has an option to lease an additional 120 acres adjacent to this field, and will also own approximately 2,500 acres of mineral leases in Rogers County, Oklahoma in close proximity to its pipeline system by virtue of a conveyance from Apollo Resources.  New production development in these fields is scheduled to commence the first quarter of 2008.

The Company plans to change its name from “Apollo Drilling, Inc.” to “Roan Resources, Inc.”, and plans to file a preliminary 14C information statement to this effect within 30 days from the date of this filing.

Additionally, on November 21, 2007, the Company’s Board of Directors authorized a stock repurchase program of up to thirty million (30,000,000) issued and outstanding shares of the Company's common stock for a period of 6 months ending May 31, 2008, commencing on Monday, December 3, 2007.

The Company's repurchase of its shares under the program will be made from time to time during the 6 month period, at the sole discretion of the Company's management after consideration of relevant factors such as the historical and current market price of the stock, the nature of other investment opportunities or growth projects, available cash flows from the Company's operations, general economic conditions and other factors deemed appropriate. The program does not obligate the Company to acquire any specific number of shares and may be modified, suspended, extended or terminated for any reason at any time without prior notice.

The Company’s Board of Directors and executive management is comprised as follows:

            Jeff Raley – Chairman, CEO, CFO
            Dennis McLaughlin, Director

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 27, 2007                                APOLLO DRILLING, INC.

                                                             By: /s/ Jeff F. Raley
                                                                                  ----------------------
                                                                                 Jeff F. Raley
                                                                                 Chief Executive Officer